UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 25, 2005

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The news release dated April 25, 2005 filed under Item 8.01 “Other Events” herein is also furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

Items 8.01 Other Events.

On April 25, 2005, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS FIRST QUARTER 2005 EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE—HE) today reported net income for the three months ended March 31, 2005, of $24.1 million, or 30 cents per share, compared with $30.9 million, or 40 cents per share, in the same quarter of 2004.

“First quarter results were down as we continued to experience increased operations and maintenance costs at our utilities to ensure reliable electric service to our customers,” said Robert F. Clarke, HEI chairman, president and chief executive officer. “Several years of growth in Hawaii’s economy have resulted in new construction and increased residential usage which have added to our load—especially our peak load. To ensure reliability, we have been running our peaking units more often, which in turn increases operations and maintenance expenses,” added Clarke. “The earnings decline at the utility was partially offset by an increase in bank earnings.”

Electric utility net income for the first quarter was $12.4 million compared to $20.0 million for the same quarter last year. Kilowatthour sales were lower by 0.9% for the quarter compared to the first quarter of 2004.

“Cooler weather was the primary reason for the decline in kilowatthour sales. However, strength in tourism and a healthy Hawaii economy helped moderate the decrease,” said Clarke.

Cooling degree days were lower by 14.5% in the first quarter of 2005, compared with the same quarter of 2004.

Other operations and maintenance expenses were $8.0 million higher primarily due to 1) $2.5 million expensed in the first quarter of 2005 related to the increased scope of overhaul repairs and maintenance on an Oahu peaking unit (Waiau 9) which began in the 4th quarter of 2004, 2) a $1.2 million increase in retirement benefit expenses due primarily to a decrease in the discount rate assumption used to calculate the benefit obligation, 3) $0.7 million of increased transmission and distribution operations and maintenance (primarily line inspections), and 4) $0.4 million of higher external Sarbanes-Oxley (SOX) compliance costs. Overhaul repairs and maintenance on Waiau 9 were completed this month and overhaul repairs and maintenance will commence on Waiau 9’s twin unit, Waiau 10, this quarter. Depreciation expenses were $2.1 million higher largely due to 2004 plant additions, including the Keahole CT-4 and CT-5 generating units and a new underground fuel pipeline.

“Our bank’s net income rose 12% in the first quarter of 2005 compared with the first quarter of 2004, benefiting from Hawaii’s strong economy,” said Clarke.

Bank net income increased to $17.8 million from $15.9 million for the same quarter last year. “The bank’s earnings benefited from strong growth in both deposits and loans, continued good loan quality, the reversal of loan loss reserves, and an increase in interest on mortgage-related securities,” said Clarke.

The interest rate spread was 3.29% in the first quarter of 2005, compared with 3.05% in the first quarter of 2004, helped primarily by the increase in interest on mortgage-related securities. Margin compression remained a challenge for the bank as the yield curve continued to flatten. However, loan growth funded by continued low-cost core deposits helped improve the spread.

The bank reversed loan loss reserves associated with a large delinquent commercial loan which was repaid in full, partially offset by provision to the allowance for loan losses for loan growth. The net reversal of $3.1 million in the first quarter of 2005 exceeded the reversal of $1.6 million for the first quarter of 2004.

General and administrative expenses for the quarter ended March 31, 2005 increased by $4.8 million, or 13%, from the same period in 2004, primarily due to a reserve for interest related to income taxes as a result of a recent IRS examination, expenses associated with SOX compliance efforts and higher pension costs.

A higher effective tax rate applied to bank income in the first quarter of 2005, compared with the first quarter of 2004, because the bank no longer applies the 70 percent dividends received deduction to dividends it receives from its real estate investment trust subsidiary in calculating its state franchise tax liability.

In December 2004, the bank’s preferred stock owned by HEI was converted to common equity. Accordingly, preferred stock dividends were lower by $1.4 million in the first quarter of 2005, compared with the same quarter of 2004.

The holding and other companies’ results were $(6.1) million in the first quarter of 2005 versus $(5.0) million in the first quarter of 2004. The decrease in quarter-over-quarter results was due in part to the reduction of preferred dividends from the bank as described above. This decrease was partially offset by lower interest expense.

HEI will hold its annual shareholders’ meeting at 9:30 a.m., on Tuesday, April 26th, in Honolulu, Hawaii to elect four Class III directors and a Class II director and the Company’s independent auditor.

HEI supplies power to over 400,000 customers or 93% of the Hawaii electric public utility market through its electric utilities, Hawaiian Electric Company, Hawaii Electric Light Company and Maui Electric Company, and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, the state’s third largest financial institution based on asset size.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements and Risk Factors” discussion (which is incorporated by reference herein) set forth on page vi of HEI’s Form 10-K for the fiscal year ended December 31, 2004, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended March 31,		Twelve months ended March 31,
(in thousands, except per share amounts)	2005	2004	2005	2004
Revenues
Electric utility	$374,775	$346,613	$1,578,833	$1,414,386
Bank	97,224	89,258	372,250	365,476
Other	629	1,239	8,492	13,928

	472,628	437,110	1,959,575	1,793,790

Expenses
Electric utility	343,169	302,473	1,417,464	1,234,656
Bank	68,271	63,150	264,431	269,039
Other	4,517	3,650	17,886	17,779

	415,957	369,273	1,699,781	1,521,474

Operating income (loss)
Electric utility	31,606	44,140	161,369	179,730
Bank	28,953	26,108	107,819	96,437
Other	(3,888)	(2,411)	(9,394)	(3,851)

	56,671	67,837	259,794	272,316

Interest expense–other than bank	(18,835)	(21,447)	(74,564)	(72,759)
Allowance for borrowed funds used during construction	427	644	2,325	2,115
Preferred stock dividends of subsidiaries	(476)	(475)	(1,902)	(1,979)
Preferred securities distributions of trust subsidiaries	—	—	—	(12,026)
Allowance for equity funds used during construction	1,087	1,449	5,432	4,728

Income from continuing operations before income taxes	38,874	48,008	191,085	192,395
Income taxes	14,779	17,076	90,183	67,742

Income from continuing operations	24,095	30,932	100,902	124,653
Income (loss) from discontinued operations, net of income taxes	—	—	1,913	(3,870)

Net income	$24,095	$30,932	$102,815	$120,783

Per common share
Basic earnings (loss) -Continuing operations	$0.30	$0.40	$1.26	$1.65
-Discontinued operations	—	—	0.02	(0.05)

	$0.30	$0.40	$1.28	$1.60

Diluted earnings (loss) - Continuing operations	$0.30	$0.40	$1.25	$1.65
-Discontinued operations	—	—	0.02	(0.05)

	$0.30	$0.40	$1.27	$1.60

Dividends	$0.31	$0.31	$1.24	$1.24

Weighted-average number of common shares outstanding	80,701	76,738	80,547	75,424

Adjusted weighted-average shares	81,135	77,156	80,828	75,698

Income (loss) from continuing operations by segment
Electric utility	$12,385	$20,023	$73,539	$81,278
Bank	17,761	15,927	42,896	58,680
Other	(6,051)	(5,018)	(15,533)	(15,305)

Income from continuing operations	$24,095	$30,932	$100,902	$124,653

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2004 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2005 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year. In April 2004, the HEI board of directors approved a 2-for-1 stock split in the form of a 100% stock dividend. All share and per share information above reflects the stock split.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

Three months ended March 31	2005	2004
(in thousands)
Operating revenues	$373,690	$345,944

Operating expenses
Fuel oil	115,626	97,086
Purchased power	101,216	92,239
Other operation	41,316	34,269
Maintenance	17,938	16,996
Depreciation	30,820	28,744
Taxes, other than income taxes	35,971	32,884
Income taxes	7,738	12,887

	350,625	315,105

Operating income	23,065	30,839

Other income
Allowance for equity funds used during construction	1,087	1,449
Other, net	843	641

	1,930	2,090

Income before interest and other charges	24,995	32,929

Interest and other charges
Interest on long-term debt	10,909	10,070
Amortization of net bond premium and expense	556	569
Other interest charges	1,073	2,412
Allowance for borrowed funds used during construction	(427)	(644)
Preferred stock dividends of subsidiaries	229	229

	12,340	12,636

Income before preferred stock dividends of HECO	12,655	20,293
Preferred stock dividends of HECO	270	270

Net income for common stock	$12,385	$20,023

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,347	2,368
Cooling degree days (Oahu)	780	912
Average fuel cost per barrel	$45.63	$37.59

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2004 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2005 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

Three months ended March 31	2005	2004
(in thousands)
Interest and dividend income
Interest and fees on loans	$48,513	$46,409
Interest on mortgage-related securities	33,828	27,077
Interest and dividends on investment securities	1,035	1,748

	83,376	75,234

Interest expense
Interest on deposit liabilities	12,017	12,210
Interest on Federal Home Loan Bank advances	10,825	10,497
Interest on securities sold under repurchase agreements	6,923	5,246

	29,765	27,953

Net interest income	53,611	47,281
Provision for loan losses	(3,100)	(1,600)

Net interest income after provision for loan losses	56,711	48,881

Other income
Fees from other financial services	5,863	5,582
Fee income on deposit liabilities	4,171	4,381
Fee income on other financial products	2,435	2,976
Fee income on loans serviced for others, net	215	(330)
Gain on sale of securities	—	16
Other income	1,164	1,399

	13,848	14,024

General and administrative expenses
Compensation and employee benefits	16,627	15,755
Occupancy	4,018	4,256
Equipment	3,399	3,667
Data processing	3,045	2,823
Consulting and other services	3,667	2,531
Other	10,850	7,765

	41,606	36,797

Income before minority interests and income taxes	28,953	26,108
Minority interests	27	26
Income taxes	11,162	8,803

Income before preferred stock dividends	17,764	17,279
Preferred stock dividends	3	1,352

Net income for common stock	$17,761	$15,927

Interest rate spread (%)	3.29	3.05

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2004 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2005 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

# #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: April 25, 2005	Financial Vice President (Principal Financial Officer of HECO) Date: April 25, 2005